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                                                                     EXHIBIT 5.1

                                                       July 29, 2005

Fisher Scientific International Inc.
Liberty Lane
Hampton, New Hampshire 03842

                 Re: Registration Statement on Form S-8
                     of Fisher Scientific International Inc.

Ladies and Gentlemen:

            I am the duly elected Vice President, General Counsel and Secretary to Fisher Scientific International Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the proposed issuance by the Company of up to an aggregate of 7,250,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the 2005 Equity and Incentive Plan (the "Plan").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

            In rendering the opinion set forth herein, I have examined and relied on originals or copies of the following: (i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on the date hereof under the Securities Act (together with all exhibits thereto, the "Registration Statement"); (ii) the Plan; (iii) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (iv) the By-Laws of the Company, certified by the Secretary of the Company, as currently in effect; (v) a specimen certificate representing the Common Stock; (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement; and
(vii) certain resolutions, adopted by written consent, of the stockholders of the Company relating to the Plan. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements

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Fisher Scientific International Inc.
Liberty Lane
Hampton, New Hampshire 03842
July 29, 2005
Page 2

and representations of officers and other representatives of the Company and others. The opinion set forth below is subject to the following further qualifications, assumptions and limitations that:

      (a) all Shares will be issued upon the exercise of rights granted in accordance with agreements under which awards of Shares are made pursuant to the Plan (the "Award Agreements"), that such Award Agreements are consistent with the Plan and are duly authorized, validly executed and delivered by the parties thereto;

      (b) the consideration received by the Company for each Share delivered pursuant to each Award Agreement shall not be less than the par value of the Common Stock; and

      (c) the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Shares and such stock certificates will conform to the specimen certificates that I examined.

            I am a member of the bar of the States of Colorado and Washington and am expressing no opinion as to the law of any other jurisdiction other than General Corporation Law of the State of Delaware, and I do not express any opinion as to the effect of any other laws on the opinion stated herein..

            Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares have been duly authorized by the Company, and when the Shares have been issued and paid for pursuant to the terms of the Award Agreements and the Plan, the Shares will be validly issued, fully paid and nonassessable.

            I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ Mark D. Roellig
                                             -------------------------------
                                             Vice President, General Counsel
                                              and Secretary


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